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Exhibit 10.3 (c)

Lease No. 002-3003006
FIRST SECURITY LEASING COMPANY
LEASE SCHEDULE TO MASTER EQUIPMENT LEASE AGREEMENT
This Lease Schedule to Master Equipment Lease Agreement {the "Lease Schedule") is entered into pursuant to the terms of the Master Equipment Lease Agreement (the" Agreement") between the signatories hereof dated AUGUST 14,1996 and constitutes a separate lease {the "Lease") thereunder.

All the terms and conditions of the Agreement are hereby incorporated herein end made a part hereof as if such terms and conditions were set forth in this Lease Schedule at length and all capitalized terms not otherwise defined in this Lease Schedule shall have the meaning set out in the Agreement. By their execution and delivery of this Lease Schedule Lessor and Lessee hereby reaffirm on and es of the date hereof all the terms, conditions, agreements. representations and warranties contained in the Agreement. A copy of the signed Agreement attached to the Lease Schedule, which attachment shall adopt the copied signatures on the Agreement as of the date of the Lease Schedule, shall constitute an original lease. A copy of the Agreement and the Lease Schedule shall alone constitute the chattel paper for purposes of perfecting a security interest.

AI Description of Equipment
ID New Invoice
for: Purchase Quantity Description Serial #

1. VARIOUS SEE ATTACHED INVOICES FOR New $266,792.C13 VENDORS EQUIPMENT DESCRIPTION

TOTAL INVOICE PURCHASE PRICE: $ 266,792.05
B) Term.    months. C) Rental.

1. Monthly X     2. Advance
   Quarterly        Arrears X
   Semiannually
   Annually
3. Rental Payment Dates: March 26, 1997, and on the same day of each Month with the final payment on February 26, 2002
4. Basic Rental in an amount equal to 0.021188 of the total invoice purchase price of all Items is payable on each Rental Payment Date.
5. Interim Rental in an amount equal to N/A of the invoice purchase price for each Item for each day from and including the date of acceptance for such Item to but excluding the first Rental Payment Date will be payable on the first Rental Payment Date.
D) Residual Value.       of the invoice purchase price of each item.
E) Location. The Equipment shall be located at:
   Address: 218 WEST 12650 SOUTH DRAPER, UT 84020 County: SALT LAKE
   If required, the Equipment will be registered in UT
F) Security Deposit. Concurrently with the execution hereof Lessee shall deposit with Lessor the sum of N/A as a security deposit which Lessor may use to satisfy any unpaid late charges, recording fees or other amounts due and unpaid. Any unused portion of the deposit will be returned to Lessee without interest upon expiration or earlier termination of the Lease and upon payment of all sums then due and owing to Lessor, or Lessee may, at its option, apply the unused balance of the security deposit toward the last Rental payment.
G) Insurance. The minimum amount of insurance to be provided by Lessee as required under the terms of the Agreement shall be as follows:

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1. Liability:
   $ 300.000.00 each individual
   $ 300.000.00 each accident
   $ 300.000.00 property damage liability
2. Physical Damage and Loss: $ 266,792.05
3. Additional riders, exclusions or special terms required by Lessor: N/A
H) Certificate of Acceptance.
Lessee, having entered into the Agreement and the Lease Schedule does hereby certify to Lessor that as to the Equipment listed in Section A of the Lease Schedule or any Exhibit attached and incorporated to the Lease
Schedule:
1.The Equipment is of a size, design, capacity and manufacture selected by Lessee, is in good condition and has been satisfactorily delivered and installed. Lessee hereby expressly assumes ell responsibilities in connection with the delivery end installation thereof;
2.Lessee is satisfied that the Equipment is suitable for Lessee's purposes; 3.Unless otherwise indicated, the Equipment is new end unused on the date hereof except for routine testing and inspection;
4.Upon payment of the Invoice Purchase Prices to the Vendors indicated there will be no liens, security interests or encumbrances against the Equipment except the interest of Lessee under the Agreement;
5.There exists no Event of Default or condition which, but for the passing of time or giving of notice or both, would constitute an Event of Default under the Agreement; and
6.The Equipment is personal property and will not become either real property, fixtures or inventory.
I) Other Terms.
LESSEE REPRESENTS TO LESSOR THAT ALL ITEMS MIGHT NOT BE DELIVERED TO LESSEE PRIOR TO LESSOR'S PAYMENT OF THE TOTAL INVOICE PURCHASE PRICE OF ALL ITEMS TO RDN MGF. CO., INC. LESSEE AGREES TO BEAR FULL RESPONSIBILITY FOR ALL OF LESSEE'S OBLIGATIONS UNDER THE AGREEMENT REGARDLESS OF WHETHER OR NOT ANY OR ALL ITEMS ARE DELIVERED.

Lease No. 002-3003006
FIRST SECURITY LEASING COMPANY.
LEASE SCHEDULE TO MASTER EQUIPMENT LEASE AGREEMENT
IN WITNESS OF. Lessor end Lessee heave caused this Lease Schedule to be duly executed on behalf of each of them on December 31, l996 end the signatories warrant their authority to bind principles.

LESSEE:                                      LESSOR:
E. B. BERGER INCORPORATED                           FIRST SECURITY BANK
A(n)UTAH Corporation                                By:
Address: 218 WEST SOUTH
DRAPER, UT 84020
Federal ID or Social Security Number; 87-0332685    Leasing Company 381
                                                    East Broadway, 2nd Floor
                                                    Salt Lake City, Utah 84111